October 2025

Pricing Supplement

Dated October 16, 2025

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024

and Product Supplement dated November 8, 2024)

STRUCTURED INVESTMENTS

Opportunities in International Equities

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS will pay no interest and do not guarantee any return of principal at maturity. At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket. If the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger level, investors will receive the stated principal amount at maturity. However, if the final basket value is less than the trigger level, investors will lose 1% for every 1% that the final basket value falls below the initial basket value. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero. Accordingly, the Trigger PLUS do not guarantee any return of principal at maturity and you could lose a significant portion or all of your investment in the Trigger PLUS. The Trigger PLUS are for investors who seek a return based on the performance of the basket components and who are willing to risk their principal and forgo current income in exchange for the upside leverage feature that applies to a limited range of performance of the basket and the limited protection against loss that applies only if the final basket value is greater than or equal to the trigger level. The Trigger PLUS are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The Trigger PLUS are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the Trigger PLUS are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment in the Trigger PLUS. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Basket:	Basket component	Bloomberg ticker	Basket component weighting	Initial basket component value*	Multiplier*
	EURO STOXX 50® Index (“SX5E“)	SX5E	40.00%	5,652.01	0.007077128
	TOPIX (“TPX”)	TPX	25.00%	3,203.42	0.007804159
	FTSE® 100 Index (“UKX”)	UKX	17.50%	9,436.09	0.001854582
	Swiss Market Index (“SMI”)	SMI	10.00%	12,702.08	0.000787273
	S&P/ASX 200 Index (“AS51”)	AS51	7.50%	9,068.400	0.000827048

* Rounded to nine decimal places. The initial basket component values may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”, as described in the accompanying product supplement.

Aggregate principal amount:	$6,139,000
Stated principal amount:	$1,000.00 per Trigger PLUS
Issue price:	$1,000.00 per Trigger PLUS (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 Trigger PLUS)
Coupon:	None
Pricing date:	October 16, 2025
Original issue date:

October 21, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trigger PLUS in the secondary market on any date prior to one business day before delivery of the Trigger PLUS will be required, by virtue of the fact that the Trigger PLUS initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	October 31, 2028, subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Maturity date:	November 3, 2028, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity per Trigger PLUS:

￭ If the final basket value is greater than the initial basket value:

$1,000.00 + leveraged upside payment

￭ If the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger level:

$1,000.00

￭  If the final basket value is less than the trigger level:

$1,000.00 + ($1,000.00 × basket return)

If the final basket value is less than the trigger level, you will lose 1% for every 1% that the final basket value falls below the initial basket value and you could lose up to your entire investment in the Trigger PLUS.

Basket return:	(final basket value − initial basket value) / initial basket value
Leverage factor:	146.25%
Leveraged upside payment:	$1,000.00 × leverage factor × basket return
Trigger level:	80, which is equal to 80% of the initial basket value
Initial basket value:

100, which is equal to the sum of the products (i) of the initial basket component values of each of the basket components, as set forth under “Basket — Initial basket component value” above, and (ii) the applicable multiplier for each of the basket components.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:

The basket closing value as of any applicable day is the sum of the products of (i) the basket component closing value of each of the basket components on such day and (ii) the applicable multiplier for such basket component on such date.

Basket component closing value:

With respect to each basket component, the basket component closing value as of any applicable day is its closing value, as determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”, as described in the accompanying product supplement.

Multiplier:

The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Trigger PLUS. See “Basket — Multiplier” above.

CUSIP/ISIN:	06419HAJ3 / US06419HAJ32
Listing:	The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:

 $953.50 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Trigger PLUS — Additional information regarding estimated value of the Trigger PLUS” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 7 of this document for additional information. The actual value of your Trigger PLUS at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Trigger PLUS:	$1,000.00	$25.00(a) +$5.00(b) $30.00	$970.00
Total:	$6,139,000.00	$184,170.00	$5,954,830.00

(1)SCUSA has agreed to purchase the Trigger PLUS at the stated principal amount and, as part of the distribution of the Trigger PLUS, has agreed to sell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $25.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Trigger PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Trigger PLUS or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Trigger PLUS are not bail-inable debt securities under the CDIC Act.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About BNS and the Trigger PLUS

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Trigger PLUS are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Trigger PLUS may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Trigger PLUS involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Trigger PLUS in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

■Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

■Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

■Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

■Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger PLUS” refers to the Trigger Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

“Trigger Performance Leveraged Upside SecuritiesSM” and “Trigger PLUSSM” are service marks of Morgan Stanley.

October 2025 Page 2

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Overview

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028 can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket; however, by investing in the Trigger PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising the basket components (the “basket component constituent stocks”) or any interest payments. You should carefully consider whether an investment that does not provide for any dividends or interest payments is appropriate for you.

￭To enhance returns and potentially outperform the basket in a bullish scenario.

￭To achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor.

￭To provide limited protection against a loss of principal in the event of a decline of the basket as of the valuation date but only if the final basket value is greater than or equal to the trigger level. If the final basket value is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 36 months
Leverage factor:	146.25% (applicable only if the final basket value is greater than the initial basket value)
Trigger level:	80% of the initial basket value
Coupon:	None
Minimum payment at maturity:	None. Investors may lose up to their entire investment in the Trigger PLUS.
Basket component weightings:	Basket component	Basket component weighting
	EURO STOXX 50® Index	40.00%
	TOPIX	25.00%
	FTSE® 100 Index	17.50%
	Swiss Market Index	10.00%
	S&P/ASX 200 Index	7.50%
Listing:	The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the Trigger PLUS to leverage returns by 146.25%, and obtain contingent protection against a loss of the stated principal amount in the event that the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger level. If the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket at maturity. If the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger level, investors will receive the stated principal amount at maturity. However, if the final basket value is less than the trigger level, investors will lose 1% for every 1% that the final basket value falls below the initial basket value. Investors may lose up to their entire investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of BNS.

Investors will not be entitled to receive any dividends paid with respect to the basket component constituent stocks and the Trigger PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket or the basket component constituent stocks.

Upside Scenario	If the final basket value is greater than the initial basket value, at maturity you will receive the stated principal amount of $1,000.00 plus the leveraged upside payment.

Par Scenario

If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, which is 80% of the initial basket value, at maturity you will receive the stated principal amount.

Downside Scenario

If the final basket value is less than the trigger level, at maturity you will receive significantly less than the stated principal amount, if anything, resulting in a percentage loss of your investment equal to the basket return. For example, if the basket return is -35%, each Trigger PLUS will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the Trigger PLUS and you could lose up to your entire investment in the Trigger PLUS.

October 2025 Page 3

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investor Suitability

The Trigger PLUS may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the Trigger PLUS, including the risk that you may lose up to 100% of your investment in the Trigger PLUS

■You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that, if the final basket value is less than the trigger level, has the same downside market risk as that of a direct investment in the basket, basket components or the basket component constituent stocks

■You believe that the final basket value will be greater than the initial basket value

■You can tolerate fluctuations in the market prices of the Trigger PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket

■You do not seek current income from your investment and are willing to forgo any dividends paid on any basket component constituent stocks

■You are willing and able to hold the Trigger PLUS to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the Trigger PLUS

■You understand and are willing to accept the risks associated with the basket and the basket components

■You are willing to assume the credit risk of BNS for all payments under the Trigger PLUS, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The Trigger PLUS may not be suitable for you if:

■You do not fully understand or are unwilling to accept the risks of an investment in the Trigger PLUS, including the risk that you may lose up to 100% of your investment

■You require an investment that provides for full or at least partial return of principal

■You are not willing to make an investment that, if the final basket value is less than the trigger level, has the same downside market risk as that of a direct investment in the basket, basket components or the basket component constituent stocks

■You believe that the final basket value will be less than or equal to the initial level

■You cannot tolerate fluctuations in the market price of the Trigger PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket

■You seek current income from your investment or prefer to receive the dividends paid on the basket component constituent stocks

■You are unable or unwilling to hold the Trigger PLUS to maturity, a term of approximately 36 months, or seek an investment for which there will be an active secondary market

■You do not understand or are not willing to accept the risks associated with the basket and the basket components

■You are not willing to assume the credit risk of BNS for all payments under the Trigger PLUS, including any repayment of principal

October 2025 Page 4

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Trigger PLUS are specified on the cover hereof).

Investors will not be entitled to receive any dividends paid with respect to the basket component constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the Trigger PLUS are subject to the credit risk of BNS.

Stated principal amount:	$1,000.00 per Trigger PLUS
Leverage factor:	146.25%
Initial basket value:	100.00
Trigger level:	80.00, which is 80% of the initial basket value
Minimum payment at maturity:	None

EXAMPLE 1: The basket increases over the term of the Trigger PLUS.

Final basket value	105.00
Basket return	(105.00 – 100.00) / 100.00 = 5.00%
Payment at maturity	= $1,000.00 + leveraged upside payment
= $1,000.00 + ($1,000.00 × leverage factor × basket return)
= $1,000.00 + ($1,000.00 × 146.25% × 5.00%)
= $1,073.125

In Example 1, the final basket value is greater than the initial basket value and the basket return is 5.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to 146.25% times the basket return, resulting in a payment at maturity of $1,073.125 per Trigger PLUS (a total return of 7.3125%).

EXAMPLE 2: The basket declines over the term of the Trigger PLUS and the final basket value is greater than or equal to the trigger level.

Final basket value	95.00
Basket return	(95.00 – 100.00) / 100.00 = -5.00%
Payment at maturity	= $1,000.00

In Example 2, the final basket value is less than or equal to the initial basket value but greater than or equal to the trigger level and the basket return is -5.00%. Accordingly, investors receive the stated principal amount of $1,000.00 per Trigger PLUS at maturity (a total return of 0.00%).

EXAMPLE 3: The basket declines over the term of the Trigger PLUS and the final basket value is less than the trigger level.

Final basket value	40.00
Basket return	(40.00 – 100.00) / 100.00 = -60.00%
Payment at maturity	= $1,000.00 + ($1,000.00 × basket return)
= $1,000.00 + ($1,000.00 × -60.00%)
= $1,000.00 - $600.00
= $400.00

In Example 3, the final basket value is less than the trigger level and the basket return is -60.00%. Because the final basket value is less than the trigger level, investors are fully exposed to the decline of the final basket value of the basket relative to the initial basket value, resulting in a payment at maturity of $400.00 per Trigger PLUS (a return on investment of -60.00%).

If the final basket value is less than the trigger level, you will lose 1% for every 1% that the final basket value falls below the initial basket value and you could lose up to your entire investment in the Trigger PLUS.

October 2025 Page 5

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Trigger PLUS.

Risks Relating to Return Characteristics

￭Risk of significant loss at maturity; you may lose up to your entire investment. The Trigger PLUS differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the Trigger PLUS at maturity. BNS will pay you the stated principal amount of your Trigger PLUS at maturity only if the final basket value is greater than or equal to the trigger level. If the final basket value is less than the trigger level, you will lose 1% of your principal for every 1% that the final basket value falls below the initial basket value. You may lose up to your entire investment in the Trigger PLUS.

￭The stated payout from the issuer applies only at maturity. You should be willing to hold your Trigger PLUS to maturity. The stated payout, including the benefit of the leverage factor, is available only if you hold your Trigger PLUS to maturity. If you are able to sell your Trigger PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Trigger PLUS even if the then-current value of the basket is greater than or equal to the trigger level.

■You will not receive any interest payments. BNS will not pay any interest with respect to the Trigger PLUS.

■The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket component closing value of each basket component on the valuation date, subject to postponement for non-trading days with respect to any basket component and certain market disruption events. If the values of one or more basket components fall on the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the basket at any time prior to such drop(s). Although the basket component closing values on the maturity date or at other times during the term of the Trigger PLUS may be higher than the basket component closing values on the valuation date, the payment at maturity will be based solely on the basket component closing values on the valuation date.

■Owning the Trigger PLUS is not the same as owning the basket component constituent stocks. The return on your Trigger PLUS may not reflect the return you would realize if you actually owned the basket component constituent stocks. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the basket component constituent stocks, and no such dividends or distributions will be factored into the calculation of the payment at maturity on your Trigger PLUS. In addition, as an owner of the Trigger PLUS, you will not have voting rights or any other rights that a holder of the basket component constituent stocks may have.

Risks Relating to Characteristics of the Basket and the Basket Components

￭The basket is unequally weighted, and changes in the levels of the basket components may offset each other. The basket is unequally weighted; thus, an increase in the level of one or more basket components may be offset by a smaller increase or a decline in the level of one or more other basket components. As a result, the basket return could be negative even if relatively few of the basket components experience a negative return, resulting in the loss of a significant portion all of your investment in the Trigger PLUS. Because the basket components are not equally weighted, increases in lower weighted basket components may be offset by even small decreases in more heavily weighted basket components. Specifically, the performance of the SX5E will have a significantly larger impact on the return on the Trigger PLUS than the performance of any other basket component and the performance of the SMI and AS51 will have a significantly smaller impact.

￭Correlation (or lack of correlation) of the basket components may adversely affect your return on the Trigger PLUS. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the basket components may not correlate with each other. At a time when the value of a basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Further, high correlation of movements in the values of the basket components could adversely affect your return on the Trigger PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of, and return on, your Trigger PLUS.

￭An investment in the Trigger PLUS involves market risk associated with the basket components. The return on the Trigger PLUS, which may be negative, is linked to the performance of the basket and indirectly linked to the value of the basket components and the basket component constituent stocks. The value of the basket can rise or fall sharply due to factors specific to the applicable basket component, its basket component constituent stocks and their issuers (the “basket component constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic, political and other conditions. You, as an investor in the Trigger PLUS, should make your own investigation into the basket components and the basket component constituent stocks.

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$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■There can be no assurance that the investment view implicit in the Trigger PLUS will be successful. It is impossible to predict whether and the extent to which the value of the basket will rise or fall and there can be no assurance that the final basket value will be greater than or equal to the trigger level. The final basket value (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket component constituent stock issuers and the basket components. You should be willing to accept the risks associated with the relevant markets tracked by the basket components in general and each basket component constituent stock in particular, and the risk of losing a significant portion or all of your investment in the Trigger PLUS.

￭The basket components reflect price return, not total return. The return on the Trigger PLUS is based on the performance of the basket components, which reflects the changes in the market prices of the applicable basket component constituent stocks. It is not, however, linked to a “total return” basket or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the basket component constituent stocks. The return on the Trigger PLUS will not include such a total return feature or dividend component.

￭There is no affiliation between the index sponsors and BNS, and BNS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors of the basket components, each as specified under “Information About the Basket and Basket Components” (each, an “index sponsor”). However, we and our affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions. You, as an investor in the Trigger PLUS, should conduct your own independent investigation of the index sponsors and the basket components. No index sponsor is involved in the Trigger PLUS offered hereby in any way and has no obligation of any sort with respect to your Trigger PLUS. The index sponsors have no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your Trigger PLUS. We have not made any due diligence inquiry with respect to any basket components.

■The Trigger PLUS are subject to non-U.S. securities market risk. The Trigger PLUS are subject to risks associated with non-U.S. securities markets because the EURO STOXX 50® Index, TOPIX, FTSE®100 Index, Swiss Market Index (SMI)® and S&P/ASX 200 Index are comprised of stocks that are traded in the Eurozone, Japan, the United Kingdom, Switzerland and Australia, respectively. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effect of Brexit remains uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

The Trigger PLUS may also be subject to regulatory risks, including sanctions, because each basket component is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the basket components and, as a result, the market value of, and return on the Securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem the basket component’s closing level on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

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￭The Trigger PLUS will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the basket components. Although the basket components all include stocks that are traded in currencies other than the U.S. dollar, the Trigger PLUS are denominated in U.S. dollars. The determination of the closing levels, basket return and the payment at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such basket component constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may adversely affect the levels of the basket components and, accordingly, the return on the Securities. You will not benefit from any appreciation of the currencies in which underlying constituents are denominated relative to the U.S. dollar, which you would have had you owned such stocks directly.

￭Changes affecting the basket components could have an adverse effect on the market value of, and any amount payable on, the Trigger PLUS. The policies of the index sponsor of a basket component, each as specified under “Information About the Basket and Basket Components” concerning additions, deletions and substitutions of its basket component constituent stocks and the manner in which such index sponsor takes account of certain changes affecting those basket component constituent stocks may adversely affect the value of the applicable basket component. The policies of an index sponsor with respect to the calculation of a basket component could also adversely affect the value of such basket component. An index sponsor may discontinue or suspend calculation or dissemination of the applicable basket component. Any such actions could have an adverse effect on the market value of, and any amount payable on, the Trigger PLUS.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Trigger PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the basket component constituent stocks of the basket components, or engaging in transactions therein, and any such action could adversely affect the value of the basket components or the Trigger PLUS. These regulatory actions could result in restrictions on the Trigger PLUS and could result in the loss of a significant portion or all of your investment in the Trigger PLUS, including if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the market value of the Trigger PLUS has declined.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the Trigger PLUS at the time of pricing (when the terms of your Trigger PLUS were set on the pricing date) is lower than the issue price of the Trigger PLUS. BNS’ initial estimated value of the Trigger PLUS is only an estimate. The issue price of the Trigger PLUS exceeds BNS’ initial estimated value. The difference between the issue price of the Trigger PLUS and BNS’ initial estimated value reflects costs associated with selling and structuring the Trigger PLUS, as well as hedging its obligations under the Trigger PLUS. Therefore, the economic terms of the Trigger PLUS are less favorable to you than they would have been if these expenses had not been paid or had been lower.

￭Neither BNS’ nor SCUSA’s estimated value of the Trigger PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the Trigger PLUS and SCUSA’s estimated value of the Trigger PLUS at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Trigger PLUS to be more favorable to you. Consequently, the use of an internal funding rate for the Trigger PLUS increases the estimated value of the Trigger PLUS at any time and has an adverse effect on the economic terms of the Trigger PLUS.

￭BNS’ initial estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the Trigger PLUS was determined by reference to its internal pricing models when the terms of the Trigger PLUS were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the Trigger PLUS, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the basket and basket components, the correlation of the basket components, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Trigger PLUS that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The Trigger PLUS have limited liquidity. The Trigger PLUS will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Trigger PLUS. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which SCUSA is willing to purchase the Trigger PLUS from you. If at any time SCUSA does not make a market in the

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Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭The price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Trigger PLUS. SCUSA’s estimated value of the Trigger PLUS is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your Trigger PLUS in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your Trigger PLUS at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Trigger PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your Trigger PLUS at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your Trigger PLUS by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your Trigger PLUS (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the basket and basket components, the correlation of the basket components, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Trigger PLUS determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the Trigger PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the Trigger PLUS at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Trigger PLUS, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Trigger PLUS, including the price you may receive for the Trigger PLUS in any market making transaction. To the extent that SCUSA makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, SCUSA is not obligated to make a market in the Trigger PLUS. See “— The Trigger PLUS have limited liquidity” herein.

■The price of the Trigger PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the Trigger PLUS may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the basket and basket components over the full term of the Trigger PLUS, (ii) volatility of the value of the basket, the basket components and the basket component constituent stocks and the market's perception of future volatility of the foregoing, (iii) correlation of the basket components, (iv) changes in interest rates generally, (v) changes in exchange rates between the currency in which tbe basket component constituent stocks trade and the U.S. dollar, (vi) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the basket component constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the Trigger PLUS relating to the payment at maturity behave like options, the value of the Trigger PLUS will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated value of the basket and other relevant factors, the market value of the Trigger PLUS may decrease and you may receive substantially less than the stated principal amount if you sell your Trigger PLUS prior to maturity regardless of the value of the basket at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the Trigger PLUS are subject to the credit risk of BNS. The Trigger PLUS are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Trigger PLUS, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Trigger PLUS. If BNS were to default on its obligations, you

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may not receive any amounts owed to you under the terms of the Trigger PLUS and you could lose your entire investment in the Trigger PLUS.

Risks Relating to Hedging Activities and Conflicts of Interest

■Hedging activities by BNS and SCUSA may negatively impact investors in the Trigger PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Trigger PLUS. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Trigger PLUS. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the basket component constituent stocks and/or purchasing futures, options and/or other instruments linked to any of the foregoing. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components and/or one or more of the basket component constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket, equity or index-linked securities whose returns are linked to changes in the value of the basket components and/or one or more basket component constituent stocks. Any of these hedging activities may adversely affect the value of the basket—directly or indirectly by affecting the price of the basket component constituent stocks — and therefore the market value of the Trigger PLUS and the amount you will receive, if any, on the Trigger PLUS.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Trigger PLUS. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the Trigger PLUS declines.

■We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the basket component constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the Trigger PLUS. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Trigger PLUS or other securities that we have issued), the basket component constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the value of the basket components, the basket component constituent stocks and therefore the basket and/or the value of the Trigger PLUS. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the basket component constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the value of the basket components and therefore the basket and the market for your Trigger PLUS, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the Trigger PLUS.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Trigger PLUS or other securities that we may issue, the basket component constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Trigger PLUS. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Trigger PLUS.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Trigger PLUS or other securities that we may issue, the basket component constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the Trigger PLUS should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the Trigger PLUS for liquidity or otherwise.

■Activities conducted by BNS and its affiliates may impact the value of the basket and the value of the basket components and therefore Trigger PLUS. Trading or transactions by BNS, SCUSA or our other affiliates in the basket components or any basket component constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the basket components or any basket component constituent stocks may adversely affect the value of the basket components or basket component constituent stocks and, therefore, the market value of the basket and the Trigger PLUS. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the Trigger PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Trigger PLUS” for additional information regarding hedging-related transactions and trading.

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■The calculation agent will have significant discretion with respect to the Trigger PLUS, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine the payment at maturity of the Trigger PLUS, if any, based on the observed final basket value. The calculation agent can postpone the determination of the final basket value (and therefore the related maturity date) if a market disruption event occurs and is continuing with respect to a basket component on the valuation date.

■BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the Trigger PLUS. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Trigger PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Trigger PLUS. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Trigger PLUS, the basket components and, therefore, the basket to which the Trigger PLUS are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Trigger PLUS are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Trigger PLUS — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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    Information About the Basket and Basket Components

All disclosures contained in this document regarding the basket are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket components. You should make your own investigation into the basket and the basket components.

We obtained the historical performance information below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket and the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket component closing value of any basket component or the basket closing value at any time, including the valuation date.

The Basket

Because the basket is a newly created basket and its value began to be calculated only on the pricing date, there is no actual historical information about the historical basket performance as of the date of this document. Therefore, the hypothetical historical basket performance below is calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. The hypothetical historical basket performance has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket value was set to 100.00 on the trade date. Any hypothetical historical upward or downward trend in hypothetical historical basket performance during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the Trigger PLUS.

The graph below illustrates the hypothetical performance of the basket from January 1, 2020 through October 16, 2025 based on the daily basket component closing values. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

Basket Closing Levels

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EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index (referred to in this section as the “SX5E”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or its “index sponsor”) and/or its affiliates.

The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the SX5E, STOXX and our license agreement with respect to the SX5E. Additional information regarding the SX5E, including its sectors, sector weightings and top constituents, may be available on STOXX’s website.

Information as of market close on October 16, 2025:

Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on October 16, 2025):	5,652.01
Current Index Value:	5,652.01	52 Week Low (on April 9, 2025):	4,622.14
52 Weeks Ago (on October 16, 2024):	4,908.71

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Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the SX5E for the specified period. The index closing value of the SX5E on October 16, 2025 was 5,652.01. The associated graph shows the index closing values of the SX5E for each day from January 1, 2020 to October 16, 2025. We obtained the information in the table below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SX5E should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SX5E at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter	5,529.96	5,165.60	5,529.96
Fourth Quarter (through October 16, 2025)	5,652.01	5,531.32	5,652.01

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EURO STOXX 50® Index – Daily Index Closing Values January 1, 2020 to October 16, 2025

6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

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Principal at Risk Securities

TOPIX®

We have derived all information contained herein regarding TOPIX® (referred to in this section as the “TPX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (its “index sponsor”), and/or its affiliates.

The TPX is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange. Please see “Indices — TOPIX®” in the accompanying underlier supplement for additional information regarding the TPX, its index sponsor and our license agreement with respect to the TPX. Additional information regarding the TPX, including its sectors, sector weightings and top constituents, may be available on the index sponsor’s website.

Information as of market close on October 16, 2025:

Bloomberg Ticker Symbol:	TPX <Index>	52 Week High (on October 9, 2025):	3,257.77
Current Index Value:	3,203.42	52 Week Low (on April 7, 2025):	2,288.66
52 Weeks Ago (on October 16, 2024):	2,690.66

October 2025 Page 16

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the TPX for the specified period. The index closing value of the TPX on October 16, 2025 was 3,203.42. The associated graph shows the index closing values of the TPX for each day from January 1, 2020 to October 16, 2025. We obtained the information in the table below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the TPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the TPX at any time, including the determination dates.

TOPIX®	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter	2,801.68	2,618.32	2,784.92
2025
First Quarter	2,815.47	2,658.73	2,658.73
Second Quarter	2,852.84	2,288.66	2,852.84
Third Quarter	3,187.02	2,811.72	3,137.60
Fourth Quarter (through October 16, 2025)	3,257.77	3,087.40	3,203.42

October 2025 Page 17

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

TOPIX® – Daily Index Closing Values January 1, 2020 to October 16, 2025

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

October 2025 Page 18

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Trigger Performance Leveraged Upside SecuritiesSM

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FTSE® 100 Index

We have derived all information contained herein regarding FTSE® 100 Index (referred to in this section as the “UKX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE International Limited (its “index sponsor”), and/or its affiliates.

The UKX is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. Please see “Indices — The FTSE® 100 Index” in the accompanying underlier supplement for additional information regarding the UKX, its basket component sponsor and our license agreement with respect to the UKX. Additional information regarding the UKX, including its sectors, sector weightings and top constituents, may be available on the basket component sponsor’s website.

Information as of market close on October 16, 2025:

Bloomberg Ticker Symbol:	UKX <Index>	52 Week High (on October 8, 2025):	9,548.87
Current Index Value:	9,436.09	52 Week Low (on April 9, 2025):	7,679.48
52 Weeks Ago (on October 16, 2024):	8,329.07

October 2025 Page 19

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the UKX for the specified period. The index closing value of the UKX on October 16, 2025 was 9,436.09. The associated graph shows the index closing values of the UKX for each day from January 1, 2020 to October 16, 2025. We obtained the information in the table below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the UKX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the UKX at any time, including the determination dates.

FTSE® 100 Index	High	Low	Period End
2020
First Quarter	7,674.56	4,993.89	5,671.96
Second Quarter	6,484.30	5,415.50	6,169.74
Third Quarter	6,292.65	5,799.08	5,866.10
Fourth Quarter	6,602.65	5,577.27	6,460.52
2021
First Quarter	6,873.26	6,407.46	6,713.63
Second Quarter	7,184.95	6,737.30	7,037.47
Third Quarter	7,220.14	6,844.39	7,086.42
Fourth Quarter	7,420.69	6,995.87	7,384.54
2022
First Quarter	7,672.40	6,959.48	7,515.68
Second Quarter	7,669.56	7,016.25	7,169.28
Third Quarter	7,550.37	6,881.59	6,893.81
Fourth Quarter	7,573.05	6,826.15	7,451.74
2023
First Quarter	8,014.31	7,335.40	7,631.74
Second Quarter	7,914.13	7,446.14	7,531.53
Third Quarter	7,731.65	7,256.94	7,608.08
Fourth Quarter	7,733.24	7,291.28	7,733.24
2024
First Quarter	7,952.62	7,446.29	7,952.62
Second Quarter	8,445.80	7,820.36	8,164.12
Third Quarter	8,379.64	8,008.23	8,236.95
Fourth Quarter	8,385.13	8,025.77	8,173.02
2025
First Quarter	8,871.31	8,201.54	8,582.81
Second Quarter	8,884.92	7,679.48	8,760.96
Third Quarter	9,350.43	8,774.69	9,350.43
Fourth Quarter (through October 16, 2025)	9,548.87	9,424.75	9,436.09

October 2025 Page 20

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

FTSE® 100 Index – Daily Index Closing Values January 1, 2020 to October 16, 2025

12,000
10,000
8,000
6,000
4,000
2,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

October 2025 Page 21

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Swiss Market Index

We have derived all information contained herein regarding Swiss Market Index (referred to in this section as the “SMI”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, SIX Group Ltd. (its “index sponsor”), and/or its affiliates.

The SMI is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SIX Swiss Exchange. The SMI represents more than 75% of the free-float-market capitalization of the entire Swiss market. Please see “Indices — The Swiss Market Index” in the accompanying underlier supplement for additional information regarding the SMI, its basket component sponsor and our license agreement with respect to the SMI.

Information as of market close on October 16, 2025:

Bloomberg Ticker Symbol:	SMI <Index>	52 Week High (on March 3, 2025):	13,166.68
Current Index Value:	12,702.08	52 Week Low (on April 9, 2025):	10,887.73
52 Weeks Ago (on October 16, 2024):	12,193.07

October 2025 Page 22

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the SMI for the specified period. The index closing value of the SMI on October 16, 2025 was 12,702.08. The associated graph shows the index closing values of the SMI for each day from January 1, 2020 to October 16, 2025. We obtained the information in the table below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SMI should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SMI at any time, including the determination dates.

Swiss Market Index	High	Low	Period End
2020
First Quarter	11,263.01	8,160.79	9,311.92
Second Quarter	10,266.29	9,168.98	10,045.30
Third Quarter	10,552.04	10,005.90	10,187.00
Fourth Quarter	10,703.51	9,556.14	10,703.51
2021
First Quarter	11,121.42	10,522.22	11,047.37
Second Quarter	12,028.45	10,970.93	11,942.72
Third Quarter	12,545.35	11,485.58	11,642.45
Fourth Quarter	12,970.53	11,569.39	12,875.66
2022
First Quarter	12,939.17	11,057.06	12,161.53
Second Quarter	12,528.61	10,451.31	10,741.21
Third Quarter	11,202.66	10,072.62	10,267.55
Fourth Quarter	11,238.20	10,199.32	10,729.40
2023
First Quarter	11,435.99	10,516.40	11,106.24
Second Quarter	11,595.25	11,073.48	11,280.29
Third Quarter	11,373.21	10,839.06	10,963.50
Fourth Quarter	11,209.95	10,323.71	11,137.79
2024
First Quarter	11,790.46	11,091.58	11,730.43
Second Quarter	12,254.76	11,196.67	11,993.83
Third Quarter	12,451.48	11,510.46	12,168.87
Fourth Quarter	12,326.76	11,384.92	11,600.90
2025
First Quarter	13,166.68	11,624.02	12,598.12
Second Quarter	12,686.62	10,887.73	11,921.46
Third Quarter	12,383.47	11,755.32	12,109.42
Fourth Quarter (through October 16, 2025)	12,702.08	12,360.13	12,702.08

October 2025 Page 23

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Swiss Market Index – Daily Index Closing Values January 1, 2020 to October 16, 2025

14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

October 2025 Page 24

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P/ASX 200 Index

We have derived all information contained herein regarding S&P/ASX 200 Index (referred to in this section as the “AS51”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (its “index sponsor”), and/or its affiliates.

The AS51 includes 200 companies and covers approximately 80% of the Australian equity market by float-adjusted market capitalization. As discussed in the accompanying underlier supplement, the S&P/ASX 200 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the Australian Securities Exchange. Please see “Indices — The S&P/ASX 200 Index” in the accompanying underlier supplement for additional information regarding the AS51, its basket component sponsor and our license agreement with respect to the AS51.

Information as of market close on October 16, 2025:

Bloomberg Ticker Symbol:	AS51 <Index>	52 Week High (on October 16, 2025):	9,068.400
Current Index Value:	9,068.400	52 Week Low (on April 7, 2025):	7,343.255
52 Weeks Ago (on October 16, 2024):	8,284.749

October 2025 Page 25

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the AS51 for the specified period. The index closing value of the AS51 on October 16, 2025 was 9,068.400. The associated graph shows the index closing values of the AS51 for each day from January 1, 2020 to October 16, 2025. We obtained the information in the table below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the AS51 should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the AS51 at any time, including the determination dates.

S&P/ASX 200 Index	High	Low	Period End
2020
First Quarter	7,162.494	4,546.035	5,076.827
Second Quarter	6,148.426	5,067.482	5,897.882
Third Quarter	6,167.641	5,784.065	5,815.941
Fourth Quarter	6,756.673	5,791.501	6,587.096
2021
First Quarter	6,917.274	6,607.054	6,790.667
Second Quarter	7,386.174	6,828.694	7,313.023
Third Quarter	7,628.923	7,196.713	7,332.159
Fourth Quarter	7,513.373	7,185.545	7,444.642
2022
First Quarter	7,589.757	6,838.282	7,499.588
Second Quarter	7,592.79	6,433.368	6,568.063
Third Quarter	7,127.684	6,462.027	6,474.198
Fourth Quarter	7,354.418	6,456.866	7,038.688
2023
First Quarter	7,558.108	6,898.507	7,177.754
Second Quarter	7,381.515	7,078.654	7,203.299
Third Quarter	7,455.917	7,004.033	7,048.637
Fourth Quarter	7,614.278	6,772.927	7,590.818
2024
First Quarter	7,896.858	7,346.477	7,896.858
Second Quarter	7,887.869	7,567.283	7,767.47
Third Quarter	8,269.83	7,649.556	8,269.83
Fourth Quarter	8,495.217	8,066.962	8,159.143
2025
First Quarter	8,555.806	7,749.066	7,843.424
Second Quarter	8,592.103	7,343.255	8,542.27
Third Quarter	9,019.088	8,538.580	8,848.774
Fourth Quarter (through October 16, 2025)	9,068.400	8,845.658	9,068.400

October 2025 Page 26

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P/ASX 200 Index – Daily Index Closing Values January 1, 2020 to October 16, 2025

10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

This document relates only to the Trigger PLUS offered hereby and does not relate to the basket components or other Trigger PLUS linked to the basket components. We have derived all disclosures contained in this document regarding the basket components from the publicly available documents described in the preceding paragraphs. In connection with the offering of the Trigger PLUS, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the basket components.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the basket components.

October 2025 Page 27

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Trigger PLUS.

Canadian bail-in:	The Trigger PLUS are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	basket	reference asset
	basket component constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	basket component closing value	closing value
	initial basket value	initial value
	final basket value	final value
	basket return	reference asset return
	trigger level	barrier value
	leverage factor	participation rate
Additional information regarding estimated value of the Trigger PLUS:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Trigger PLUS. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Trigger PLUS are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the Trigger PLUS is greater than the initial estimated value of the Trigger PLUS. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Trigger PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Trigger PLUS to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the Trigger PLUS. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

October 2025 Page 28

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Tax considerations:

The U.S. federal income tax consequences of your investment in the Trigger PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Trigger PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Trigger PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Trigger PLUS, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Trigger PLUS as prepaid derivative contracts with respect to the basket. If your Trigger PLUS are so treated, you should generally recognize long-term capital gain or loss if you hold your Trigger PLUS for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Trigger PLUS, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Trigger PLUS. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Trigger PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Trigger PLUS, it is possible that your Trigger PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Trigger PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any basket component constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition (including cash settlement) of the Trigger PLUS. U.S. holders should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Trigger PLUS. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Trigger PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Trigger PLUS, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a

October 2025 Page 29

$6,139,000 Trigger PLUS Based on the Value of an Unequally Weighted Basket Consisting of Five Indices due November 3, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Trigger PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Trigger PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your Trigger PLUS if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Trigger PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the basket components and our determination that the Trigger PLUS are not “delta-one” with respect to the basket components or any basket component constituent stocks, our special U.S. tax counsel is of the opinion that the Trigger PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Trigger PLUS are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Trigger PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the basket, any basket component constituent stocks or your Trigger PLUS, and following such occurrence your Trigger PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Trigger PLUS under these rules. If you enter, or have entered, into other transactions in respect of the basket, any basket component constituent stocks or the Trigger PLUS should consult your tax advisor regarding the application of Section 871(m) of the Code to your Trigger PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Trigger PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Trigger PLUS.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities

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located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Trigger PLUS through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Trigger PLUS will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. The Trigger PLUS may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Trigger PLUS at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Trigger PLUS at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Trigger PLUS purchased after the bill was enacted to accrue interest income over the term of the Trigger PLUS despite the fact that there will be no interest payments over the term of the Trigger PLUS.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Trigger PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Trigger PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Trigger PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the issuers of the basket component constituent stocks).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the Trigger PLUS at the stated principal amount and, as part of the distribution of the Trigger PLUS, has agreed to sell the Trigger PLUS to Morgan Stanley Wealth Management with an underwriting discount of $30.00 reflecting a fixed sales commission of $25.00 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Trigger PLUS after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Trigger PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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SCUSA and its affiliates may offer to buy or sell the Trigger PLUS in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Trigger PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Trigger PLUS immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the Trigger PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Trigger PLUS and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Trigger PLUS, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The Trigger PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Trigger PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Trigger PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Trigger PLUS are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the Trigger PLUS:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the Trigger PLUS offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Trigger PLUS will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Trigger PLUS, authentication of the Trigger PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Trigger PLUS has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Trigger PLUS have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Trigger PLUS will be validly issued and, to the extent validity of the Trigger PLUS is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle

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that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS' Form F-3 filed with the SEC on October 9, 2024.

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